EXHIBIT 23.3
                                                                    ------------




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Fist Post-Effective Amendment to the Registration Statement on Form SB-2/A (Registration 333-85154) of our report dated February 13, 2002 relating to the consolidated financial statements of LocatePLUS Holdings Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Boston, Massachusetts
September 10, 2002